Exhibit 10.30

SECOND AMENDMENT TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) dated as of August 4, 2005 is between FIRST COMMUNITY BANCORP, a corporation formed under the laws of the State of California (the “Borrower”), and THE NORTHERN TRUST COMPANY (in such capacity, together with its successors in such capacity, the “Lender”).

WHEREAS, the Borrower and the Lender have entered into an Amended and Restated Revolving Credit Agreement, dated as of August 15, 2003, as amended by a First Amendment dated as of August 13, 2004 (as so amended, the “Credit Agreement”); and

WHEREAS, the Borrower and the Lender wish to amend to the Credit Agreement to extend the Maturity Date thereof and increase the Commitment;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  Terms defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement and terms defined in the introductory paragraphs or other provisions of this Amendment shall have the respective meanings attributed to them therein.

2.             Amendments to Credit Agreement.  Subject to the terms of Section 3 of this Amendment,

(a)           Section 1.2 of the Credit Agreement is hereby amended by replacing “August 13, 2005” as it appears therein with “August 3, 2006”; and

(b)           Section 1.2 of the Credit Agreement is hereby amended by replacing “TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 UNITED STATES DOLLARS ($12,500,000)” as it appears therein with “TWENTY MILLION DOLLARS AND NO/100 ($20,000,000).”

(c)           Section 2.3(a) of the Credit Agreement is hereby amended by deleting the parenthetical phrase “(but not to exceed the Maturity Date)” at the end of said Section and by the addition of the following at the end:

“Notwithstanding that any LIBOR Interest Period selected by Borrower may extend beyond the Maturity Date, Borrower acknowledges and agrees that all amounts owing by Borrower to Lender under this Agreement in respect of principal, accrued interest, fees and expenses, including any amounts under Section 2.5(c), shall be due and payable on the Maturity Date”.

(d)           The first sentence of Section 3.3 of the Credit Agreement is hereby amended to read as follows:

“Borrower agrees that (a) each borrowing from Lender under Section 1.2 of this Agreement and from the Other Banks under the Other Bank Agreements, (b) each payment of the Commitment Fee under Section 2.7 of this Agreement to Lender and under the Other Bank Agreements to the Other Banks and (c) each reduction of the Commitment under Section 2.7 of this Agreement and the commitments of the Other Banks under the Other Banks Agreements shall be made on a pro rata basis in accordance with their aggregate commitments among Lender and the Other Banks and at substantially the same time.”

(e)           Section 5.4(e) of the Credit Agreement is hereby amended to read as follows:

“Loan Loss Reserves Ratio.  Each Subsidiary Bank shall maintain at all times on a consolidated basis a ratio of (a) the sum of (i) loan loss reserves plus (ii) reserves for unfunded commitments to (b) non-performing loans of not less than one hundred percent (100%).”

(f)            Schedule 4.8 of the Credit Agreement is hereby amended to state as set forth on Schedule 4.8 hereto.

3.             Conditions to Amendment.  This Amendment shall be subject to the satisfaction of the following conditions precedent:

(a)           The Borrower and the Lender shall have executed this Amendment and the Borrower shall have delivered its executed counterpart to the Lender.

(b)           The Borrower shall have executed and delivered a replacement note (the “Replacement Note”) in the form attached as Exhibit A.

(c)           The Borrower shall have delivered a certified copy of all corporate action taken by the Borrower authorizing this Agreement and the Replacement Note and the borrowing by the Borrower under the Credit Agreement, as amended hereby (including a certificate setting forth the resolutions of the Board of Directors of the Borrower authorizing the transactions contemplated).

(d)           U.S. Bank National Association shall have delivered its consent hereto in the form attached.

(e)           After giving effect to this Amendment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing under the Credit Agreement, the representations and warranties of the Borrower in Section 4 of the Credit Agreement and in Section 5 hereof shall be true and correct and the Borrower shall have provided to the Agent a certificate of an officer of the Borrower to that effect.

(f)            The Borrower shall have delivered to the Lender such other documents as the Lender may reasonably request.

4.             Ratification.  The parties agree that the Credit Agreement, as amended hereby, and the Note, have not lapsed or terminated, are in full force and effect, and are and from and after the date hereof shall remain binding in accordance with their terms.  All references in the Credit Agreement and the Note to “this Agreement” or the “Credit Agreement” and any other references of similar import shall henceforth mean the Credit Agreement as amended by this Amendment.  In the event of any inconsistency or conflict between this Amendment and the Credit Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

5.             Representations and Warranties.  The Borrower represents and warrants to the Lender that:

(a)           No Breach.  The execution, delivery and performance of this Amendment and the Replacement Note will not conflict with or result in a breach of, or cause the creation of a lien or require any consent under, the articles of incorporation or bylaws of the Borrower, or any applicable law or regulation, or any order, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower is a party or by which it or its property is bound.

(b)           Power and Action, Binding Effect.  The Borrower is duly incorporated,  validly existing and in good standing as a corporation under the laws of the State of California and has all necessary power and authority to execute, deliver and perform its obligations under this Amendment, the Replacement Note and the Credit Agreement, as amended by this Amendment; the execution, delivery and performance by the Borrower of this Amendment, the Replacement Note and the Credit Agreement, as amended by this Amendment, have been duly authorized by all necessary action on its part; and this Amendment, the Replacement Note and the Credit Agreement, as amended by this Amendment, have been duly and validly executed and delivered by the Borrower and constitute legal, valid and binding obligations, enforceable in accordance with their respective terms.

(c)           Approvals.  No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency or any other person are necessary for the execution, delivery or performance by the Borrower of this Amendment, the Replacement Note or the Credit Agreement, as amended by this Amendment, or for the validity or enforceability thereof.

6.             Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder.

7.             Governing Law.  This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

8.             Counterparts.  This Amendment may be executed in any number of counterparts and each party hereto may execute any one or more of such counterparts, all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.

9.             Expenses.  Without limiting the obligations of the Borrower under the Credit Agreement, the Borrower agrees to pay, or to reimburse on demand, all reasonable costs and expenses incurred by the Lender in connection with the negotiation, preparation, execution, delivery, modification, amendment or enforcement of this Amendment, the Replacement Note, the Credit Agreement and the other agreements, documents and instruments referred to herein, including the reasonable fees and expenses of Mayer, Brown, Rowe & Maw LLP, special counsel to the Lender, and any other counsel engaged by the Lender.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

FIRST COMMUNITY BANCORP

By:	/s/ Victor R. Santoro
Name: Victor R. Santoro
Title: Executive Vice President and Chief Financial Officer

THE NORTHERN TRUST COMPANY

By:	/s/ Lisa McDermott
Name: Lisa McDermott
Title: Vice President

CONSENT

The undersigned, as a party to the Intercreditor and Collateral Agency Agreement, dated as of August 15, 2003 among First Community Bancorp, The Northern Trust Company, U.S. Bank National Association and The Northern Trust Company, as collateral agent, hereby consents to the above amendment.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jon B. Beggs
Name: Jon B. Beggs
Title: Vice President

Dated:  August 4, 2005

EXHIBIT A

REVOLVING CREDIT NOTE

$20,000,000	Chicago, Illinois
August 4, 2005

FOR VALUE RECEIVED, on or before the Maturity Date, FIRST COMMUNITY BANCORP, a corporation formed under the laws of the State of California (“Borrower”), promises to pay to the order of THE NORTHERN TRUST COMPANY, an Illinois banking corporation (hereafter, together with any subsequent holder hereof, called “Lender”), at its main banking office at 50 South LaSalle Street, Chicago, Illinois 60675, or at such other place as Lender may direct, the aggregate unpaid principal balance of each advance (a “Loan” and collectively the “Loans”) made by Lender to Borrower hereunder.  The total principal amount of Loans outstanding at any one time hereunder shall not exceed TWENTY MILLION UNITED STATES DOLLARS ($20,000,000).

Lender is hereby authorized by Borrower at any time and from time to time at Lender’s sole option to attach a schedule (grid) to this Note and to endorse thereon notations with respect to each Loan specifying the date and principal amount thereof, and the date and amount of each payment of principal and interest made by Borrower with respect to each such Loan.  Lender’s endorsements as well as its records relating to Loans shall be rebuttably presumptive evidence of the outstanding principal and interest on the Loans, and, in the event of inconsistency, shall prevail over any records of Borrower and any written confirmations of Loans given by Borrower.

Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding hereunder on the dates and at the rate or rates as set forth in the Revolving Credit Agreement (as hereinafter defined).

Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America.

This Note evidences indebtedness incurred under an Amended and Restated Revolving Credit Agreement dated as of August 15, 2003 executed by and between Borrower and Lender (and, if amended, restated or replaced, all amendments, restatements and replacements thereto or therefor, if any) (the “Revolving Credit Agreement;” capitalized terms not otherwise defined herein have the same meanings herein as in the Revolving Credit Agreement).  Reference is hereby made to the Revolving Credit Agreement for a statement of its terms and provisions, including without limitation those under which this Note may be paid prior to its due date or have its due date accelerated.

Borrower agrees to pay upon demand all expenses (including without limitation attorneys’ fees, legal costs and expenses, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith.  Borrower expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.

This Note is secured by the property described in the Pledge Agreement (as such term is defined in the Revolving Credit Agreement), to which reference is made for a description of the collateral provided thereby and the rights of Lender and Borrower in respect of such collateral.

This Note and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of New York.  Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other.  Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Note.  This Note shall bind Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender.

This Note is a replacement for that certain Amended and Restated Revolving Credit Note of Borrower dated August 15, 2003 in the face principal amount of $12,500,000 payable to the order of Lender, and nothing contained herein or in the Revolving Credit Agreement shall be construed to deem paid or forgiven the unpaid principal amount of, or unpaid accrued interest on, said Revolving Credit Note outstanding at the time of its replacement by this Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

FIRST COMMUNITY BANCORP

By:

Name:

Title:

2

SCHEDULE 4.8

First Community Bancorp

August 4, 2005

NOTE:  In providing this Schedule, neither First Community Bancorp (the “Company”) nor Pacific Western National Bank (“PWB”) is hereby admitting that the litigation described on this Schedule would, if adversely determined, have a material and adverse effect on the assets, financial condition, continued operations or business of PWB or the Company on a consolidated basis.

On June 8, 2004, the Company was served with an amended complaint naming First Community and PWB as defendants in a class action lawsuit filed in Los Angeles Superior Court pending as Case No. BC310846. We are named as defendants in our capacity as alleged successors to First Charter Bank, N.A., which the Company acquired in October 2001. A former officer of First Charter Bank, who left First Charter in May of 1997, is also named as a defendant.

On April 18, 2005, the plaintiffs filed the second amended class action complaint. The second amended complaint alleges that a former officer of First Charter Bank who later became a principal of Four Star Financial Services, LLC (“Four Star”), an affiliate of 900 Capital Services, Inc. (“900 Capital”), improperly induced several First Charter customers to invest in 900 Capital or affiliates of 900 Capital and further alleges that Four Star, 900 Capital and some of their affiliated entities perpetuated their fraud upon investors through various First Charter accounts with First Charter’s purported knowing participation in and/or willful ignorance of the scheme. The key allegations against First Charter in the second amended complaint date back to the mid-1990s and the second amended complaint alleges several counts for relief including aiding and abetting, conspiracy, fraud, breach of fiduciary duty, relief pursuant to the California Business and Professions Code, negligence and relief under the California Securities Act stemming from an alleged fraudulent scheme and sale of securities issued by 900 Capital and Four Star. In disclosures provided to the parties, plaintiffs have asserted that the named plaintiffs have suffered losses well in excess of $3.85 million, and plaintiffs have asserted that “losses to the class total many tens of millions of dollars.” While we understand that the plaintiffs intend to seek to certify a class for purposes of pursuing a class action, a class has not yet been certified and no motion for class certification has been filed.

At this stage of litigation, we do not believe it is feasible to accurately assess the likely outcome, the timing of its resolution, or whether it would have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.